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                                                                     EXHIBIT 5.1



        [LIPPENBERGER, THOMPSON, WELCH, SOROKO & GILBERT LLP LETTERHEAD]



                                December 3, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:    BioTime, Inc.
               Registration Statement on Form S-8

Ladies/Gentlemen:

        We are counsel to BioTime, Inc. (the "Company") in connection with the registration of 1,000,000 common shares, no par value, of the Company (the "Shares") and 1,000,000 options to purchase common shares, no par value, of the Company (the "Options") under the Securities Act of 1933, as amended. The Shares and Options are issuable under the Company's 2002 Stock Option Plan (the "Plan").

        We are of the opinion that when the Shares are issued and sold pursuant to the Plan and upon the exercise of the Options, in accordance with the terms and provisions of the Options, the Shares will be legally and validly issued and outstanding, fully paid and nonassessable.

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Securities and Exchange Commission
December 3, 2002
Page 2



        The foregoing opinion is limited to the laws of the State of California and the Federal laws of the United States of America.

        We hereby consent to the use of our opinion in the Registration
Statement.

                             Very truly yours,

                             Lippenberger, Thompson, Welch, Soroko & Gilbert LLP